Exhibit 99.1

FOR IMMEDIATE RELEASE	NASDAQ: NSIT

INSIGHT ENTERPRISES, INC. REPORTS FIRST QUARTER 2013 RESULTS

TEMPE, AZ – May 1, 2013 – Insight Enterprises, Inc. (NASDAQ: NSIT) (the “Company”) today reported results of operations for the quarter ended March 31, 2013.

First Quarter Highlights

For the first quarter of 2013 compared to the first quarter of 2012:

•	Net sales decreased 5% to $1.2 billion.

•	Gross profit declined 7% to $158.1 million, or 13.4% of net sales.

•	Earnings from operations were down 44% to $14.4 million, or 1.2% of net sales.

•	Net earnings and diluted earnings per share were $9.1 million and $0.20, respectively, in the first quarter of 2013, at an effective tax rate of 27.8%.

•	Excluding severance and restructuring expenses, net earnings and diluted earnings per share on a non-GAAP basis were $10.9 million and $0.24, respectively, in the first quarter of 2013.*

•	The Company generated $16.3 million of cash from operations in the first quarter of 2013, compared to using $20.4 million during the first quarter of 2012.

•	The Company paid down debt by $19.0 million during the first quarter of 2013, ending the quarter with $61.0 million of long-term debt outstanding.

•	The Company repurchased approximately 345,000 shares of its common stock for $6.9 million.

*	A tabular reconciliation of financial measures prepared in accordance with United States generally accepted accounting principles (“GAAP”) to non-GAAP financial measures is included at the end of this press release.

“In the first quarter, we saw additional weakness in demand for IT products by large enterprise clients in North America, which was partially offset by strong top-line growth in our EMEA and APAC segments. Additionally, we saw lower than expected gross margin performance in EMEA due to changes in business and client sales mix in the quarter and to changes in partner programs. We controlled our selling and administrative expenses; however, these expense savings did not offset the effect of lower sales volumes and gross margins, which led to earnings from operations performance below our expectations,” stated Ken Lamneck, President and Chief Executive Officer. “As we move forward in 2013, we will continue to invest in sales and technical resources in key markets in North America and EMEA, as we believe this is critical to our long-term success. We will also remain focused on managing controllable costs and expect improved operating leverage in the back half of 2013,” added Lamneck.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480-760-8958

Insight Q1 2013 Results, Page 2	May 1, 2013

SEGMENT OVERVIEW

In North America, net sales were $747.0 million for the first quarter of 2013, down 13% compared to net sales of $856.3 million for the first quarter of 2012. Net sales of hardware, software and services decreased 12%, 17% and 1%, respectively, year to year. Gross profit of $102.5 million was down 10% year to year, with gross margin increasing to 13.7% from 13.3% in the first quarter of 2012. Selling and administrative expenses in North America in the first quarter of 2013 decreased 3%, or $2.8 million, compared to the first quarter of 2012. During the first quarter of 2013, North America had $1.1 million, $680,000 net of tax, of severance and restructuring expenses compared to $489,000, $301,000 net of tax, during the first quarter of 2012. As a result, earnings from operations in North America decreased 42% year to year to $12.3 million, or 1.6% of net sales, in the first quarter of 2013, compared to $21.2 million, or 2.5% of net sales, in the first quarter of 2012.

The Company’s EMEA operating segment reported net sales of $386.9 million for the first quarter of 2013, an increase of 11% in U.S. dollars compared to the first quarter of 2012. Excluding the effects of foreign currency movements, net sales increased 12% year over year. Net sales of software and services were up 22% and 32%, respectively, year over year, while net sales of hardware declined 4% year to year, all in U.S. dollars. Excluding the effects of foreign currency movements, software and services net sales increased 22% and 33%, respectively, while net sales of hardware declined 3% compared to the first quarter of 2012. Gross profit of $48.6 million was down 4% year to year in U.S. dollars, 3% excluding the effects of foreign currency movements, with gross margin decreasing to 12.6% for the first quarter of 2013 from 14.5% in the first quarter of 2012. Selling and administrative expenses in EMEA in the first quarter of 2013 remained relatively flat, increasing $364,000, compared to the first quarter of 2012 in U.S. dollars and, excluding the effects of foreign currency movements, were up 1% compared to the prior year period. During the first quarter of 2013, EMEA recorded severance and restructuring expenses of $1.7 million, $1.2 million net of tax, compared to $885,000, $620,000 net of tax, during the first quarter of 2012. As a result, earnings from operations in EMEA decreased 72% year to year to $1.2 million, or 0.3% of net sales, in the first quarter of 2013 compared to $4.1 million, or 1.2% of net sales, in the first quarter of 2012.

The Company’s APAC operating segment reported net sales of $47.7 million for the first quarter of 2013, an increase of 22% compared to the first quarter of 2012 in U.S. dollars, 24% excluding the effects of foreign currency movements. Gross profit was $7.0 million, an increase of 11% year over year in U.S. dollars, 12% excluding the effects of foreign currency movements, with gross margin decreasing to 14.7% for the first quarter of 2013 from 16.2% in the first quarter of 2012. Selling and administrative expenses in APAC remained flat at $6.0 million during both the first quarter of 2013 and 2012. As a result, earnings from operations in APAC increased 217% year over year to $964,000, or 2.0% of net sales, in the first quarter of 2013 compared to $304,000, or 0.8% of net sales, in the first quarter of 2012.

Throughout this “Segment Overview” section, the Company refers to changes in net sales, gross profit and selling and administrative expenses in EMEA and APAC excluding the effects of foreign currency movements. In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the average translation rate for the current period.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480-760-8958

Insight Q1 2013 Results, Page 3	May 1, 2013

Net of tax amounts referenced above were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded.

UPDATED GUIDANCE

The Company currently expects that net sales for the full year 2013 will decline slightly from 2012 due primarily to lower spending by large enterprise clients in North America. The Company also currently expects its second quarter financial results will exhibit similar year to year trends as in the first quarter but that the Company will see improved earnings performance in the back half of 2013 as it begins to realize the benefits of its sales and cost control initiatives. As a result, the Company now expects diluted earnings per share for the full year of 2013 to be between $1.70 and $1.90.

This outlook includes:

•	The adverse effect on gross profit of previously announced partner program changes in the Company’s software category, which is estimated to be between $8 and $12 million; and

•	an effective tax rate of 36% to 38% for the balance of 2013.

This outlook excludes severance and restructuring expenses incurred during 2013.

CONFERENCE CALL AND WEBCAST

The Company will host a conference call and live web cast today at 5:00 p.m. ET to discuss first quarter 2013 results of operations. A live web cast of the conference call (in listen-only mode) will be accessible online through the investor relations section of the Company’s web site, insight.com, at http://nsit.client.shareholder.com/events.cfm, and a replay of the web cast will be available on the Company’s web site for a limited time following the call. To listen to the live web cast by telephone, call 1-877-402-8904 if located in the U.S., 678-809-1029 for international callers, and enter the access code 30463884.

USE OF NON-GAAP FINANCIAL MEASURES

The non-GAAP financial measures exclude severance and restructuring expenses in 2013 and 2012, a gain on bargain purchase in 2012 and the tax effect of these items. The Company excludes these charges when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for each of the Company’s operating segments. These non-GAAP measures are used to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to those of the Company’s competitors. The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the Company’s competitors’ results and assist in forecasting performance for future periods. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480-760-8958

Insight Q1 2013 Results, Page 4	May 1, 2013

FINANCIAL SUMMARY TABLE

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended March 31,
	2013	2012	% change
Insight Enterprises, Inc.
Net sales	$1,181,622	$1,244,182	(5%)
Gross profit	$158,137	$170,372	(7%)
Earnings from operations	$14,417	$25,604	(44%)
Net earnings	$9,076	$17,392	(48%)
Diluted EPS	$0.20	$0.39	(49%)
North America
Net sales	$747,004	$856,327	(13%)
Gross profit	$102,527	$113,636	(10%)
Earnings from operations	$12,274	$21,163	(42%)
EMEA
Net sales	$386,911	$348,834	11%
Gross profit	$48,610	$50,414	(4%)
Earnings from operations	$1,179	$4,137	(72%)
APAC
Net sales	$47,707	$39,021	22%
Gross profit	$7,000	$6,322	11%
Earnings from operations	$964	$304	217%

	North America Three Months Ended March 31,			EMEA Three Months Ended March 31,			APAC Three Months Ended March 31,
Sales Mix	2013	2012	% change*	2013	2012	% change*	2013	2012	% change*
Hardware	63%	63%	(12%)	37%	42%	(4%)	2%	3%	(32%)
Software	30%	31%	(17%)	61%	56%	22%	95%	93%	25%
Services	7%	6%	(1%)	2%	2%	32%	3%	4%	8%

	100%	100%	(13%)	100%	100%	11%	100%	100%	22%

*	Represents growth/decline in category net sales on a U.S. dollar basis.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480-760-8958

Insight Q1 2013 Results, Page 5	May 1, 2013

FORWARD-LOOKING INFORMATION

Certain statements in this release and the related conference call and web cast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including the Company’s expected 2013 net sales and diluted earnings per share, and the assumptions relating thereto, including the gross profit effect of partner program changes and the effective tax rate, are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements. Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012:

•	the Company’s reliance on partners for product availability and competitive products to sell as well as the Company’s competition with its partners;

•	the Company’s reliance on partners for marketing funds and purchasing incentives;

•	changes in the IT industry and/or rapid changes in technology;

•	disruptions in the Company’s IT systems and voice and data networks, including risks and costs associated with the integration and upgrade of the Company’s IT systems;

•	actions of the Company’s competitors, including manufacturers and publishers of products the Company sells;

•	general economic conditions;

•	failure to comply with the terms and conditions of the Company’s commercial and public sector contracts;

•	the security of the Company’s electronic and other confidential information;

•	the integration and operation of acquired businesses, including the Company’s ability to achieve expected benefits of the acquisitions;

•	the Company’s dependence on certain personnel;

•	the variability of the Company’s net sales and gross profit;

•	the risks associated with the Company’s international operations;

•	exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations; and

•	intellectual property infringement claims and challenges to the Company’s registered trademarks and trade names.

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company assumes no obligation to update, and does not intend to update, any forward-looking statements. The Company does not endorse any projections regarding future performance made by third parties.

CONTACTS:	GLYNIS BRYAN	HELEN JOHNSON
	CHIEF FINANCIAL OFFICER	SENIOR VP, TREASURER
	TEL. 480-333-3390	TEL. 480-333-3234
	EMAIL glynis.bryan@insight.com	EMAIL helen.johnson@insight.com

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480-760-8958

Insight Q1 2013 Results, Page 6	May 1, 2013

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended March 31,
	2013	2012
Net sales	$1,181,622	$1,244,182
Costs of goods sold	1,023,485	1,073,810

Gross profit	158,137	170,372
Operating expenses:
Selling and administrative expenses	140,988	143,394
Severance and restructuring expenses	2,732	1,374

Earnings from operations	14,417	25,604
Non-operating (income) expense:
Interest income	(312)	(351)
Interest expense	1,618	1,558
Gain on bargain purchase	—	(2,022)
Net foreign currency exchange loss (gain)	161	(828)
Other expense, net	374	244

Earnings before income taxes	12,576	27,003
Income tax expense	3,500	9,611

Net earnings	$9,076	$17,392

Net earnings per share:
Basic	$0.20	$0.39

Diluted	$0.20	$0.39

Shares used in per share calculations:
Basic	44,670	44,150

Diluted	45,063	44,754

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480-760-8958

Insight Q1 2013 Results, Page 7	May 1, 2013

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$152,326	$152,119
Accounts receivable, net	1,081,979	1,371,356
Inventories	97,820	100,896
Inventories not available for sale	29,307	31,249
Deferred income taxes	16,343	16,387
Other current assets	46,319	29,543

Total current assets	1,424,094	1,701,550
Property and equipment, net	139,846	143,513
Goodwill	26,257	26,257
Intangible assets, net	44,069	47,405
Deferred income taxes	62,415	64,013
Other assets	24,419	18,765

	$1,721,100	$2,001,503

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$744,899	$982,611
Accrued expenses and other current liabilities	142,086	158,621
Current portion of long-term debt	345	602
Deferred revenue	35,838	40,287

Total current liabilities	923,168	1,182,121
Long-term debt	61,000	80,000
Deferred income taxes	1,988	2,312
Other liabilities	35,904	31,779

	1,022,060	1,296,212

Stockholders’ equity:
Preferred stock	—	—
Common stock	446	446
Additional paid-in capital	366,281	369,300
Retained earnings	320,968	315,888
Accumulated other comprehensive income – foreign currency translation adjustments	11,345	19,657

Total stockholders’ equity	699,040	705,291

	$1,721,100	$2,001,503

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480-760-8958

Insight Q1 2013 Results, Page 8	May 1, 2013

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net earnings	$9,076	$17,392
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	10,454	10,182
Provision for losses on accounts receivable	1,292	717
Write-downs of inventories	1,039	857
Write-off of property and equipment	51	—
Non-cash stock-based compensation	2,090	2,141
Gain on bargain purchase	—	(2,022)
Excess tax benefit from employee gains on stock-based compensation	(717)	(1,893)
Deferred income taxes	1,304	2,762
Changes in assets and liabilities:
Decrease in accounts receivable	272,163	138,608
Decrease (increase) in inventories	2,941	(1,436)
Increase in other current assets	(17,137)	(1,637)
(Increase) decrease in other assets	(5,742)	925
Decrease in accounts payable	(247,725)	(157,051)
(Decrease) increase in deferred revenue	(4,575)	8,644
Decrease in accrued expenses and other liabilities	(8,231)	(38,629)

Net cash provided by (used in) operating activities	16,283	(20,440)

Cash flows from investing activities:
Acquisition, net of cash acquired	—	(3,831)
Purchases of property and equipment	(5,670)	(7,823)

Net cash used in investing activities	(5,670)	(11,654)

Cash flows from financing activities:
Borrowings on senior revolving credit facility	326,535	418,000
Repayments on senior revolving credit facility	(330,535)	(394,500)
Borrowings on accounts receivable securitization financing facility	213,000	50,000
Repayments on accounts receivable securitization financing facility	(228,000)	(50,000)
Payments on capital lease obligation	(257)	(253)
Net borrowings under inventory financing facility	21,277	9,316
Proceeds from sales of common stock under employee stock plans	—	889
Excess tax benefit from employee gains on stock-based compensation	717	1,893
Payment of payroll taxes on stock-based compensation through shares withheld	(2,814)	(3,000)
Repurchases of common stock	(6,856)	—

Net cash (used in) provided by financing activities	(6,933)	32,345

Foreign currency exchange effect on cash flows	(3,473)	4,022

Increase in cash and cash equivalents	207	4,273
Cash and cash equivalents at beginning of period	152,119	128,336

Cash and cash equivalents at end of period	$152,326	$132,609

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480-760-8958

Insight Q1 2013 Results, Page 9	May 1, 2013

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended March 31,
	2013	2012
Consolidated Earnings from Operations:
GAAP	$14,417	$25,604
Severance and restructuring expenses	2,732	1,374

Non-GAAP	$17,149	$26,978

Consolidated Net Earnings:
GAAP	$9,076	$17,392
Severance and restructuring expenses, net of tax	1,868	921
Gain on bargain purchase, net of tax	—	(1,699)

Non-GAAP	$10,944	$16,614

Consolidated Diluted EPS:
GAAP	$0.20	$0.39
Severance and restructuring expenses, net of tax	0.04	0.02
Gain on bargain purchase, net of tax	—	(0.04)

Non-GAAP	$0.24	$0.37

North America Earnings from Operations:
GAAP	$12,274	$21,163
Severance and restructuring expenses	1,057	489

Non-GAAP	$13,331	$21,652

EMEA Earnings from Operations:
GAAP	$1,179	$4,137
Severance and restructuring expenses	1,675	885

Non-GAAP	$2,854	$5,022

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480-760-8958